EXHIBIT 21

                 SUBSIDIARIES OF THE REGISTRANT


Parent

First Allen Parish Bancorp, Inc.

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                                                                    State of
Subsidiary*                       Percentage Owned                Incorporation

First Federal Savings and Loan           100%                        Federal
  Association of Allen Parish

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